UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 9, 2022

DARLING INGREDIENTS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 N. MACARTHUR BLVD., IRVING, TEXAS	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	DAR	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Issuance of Unsecured Senior Notes. On June 9, 2022 Darling Ingredients Inc. (“Darling”) issued $750 million in aggregate principal amount of its 6% unsecured senior notes due 2030 (the “notes”).

The notes and related guarantees, which were offered in a private offering, were issued under an indenture (the “indenture”), dated as of June 9, 2022, by and among Darling, as issuer, the guarantors party thereto from time to time, as guarantors, and Truist Bank, as trustee (the “trustee”).

Darling intends to use the proceeds from the offering of the notes (i) for general corporate purposes, including acquisitions, repayment of indebtedness and capital expenditures; and (ii) to pay the costs, commissions, fees, and expenses incurred in connection with the offering of the notes (including the initial purchasers’ discount). Darling may temporarily apply proceeds to reduce revolving credit indebtedness or invest in cash equivalents, U.S. government securities and other high-quality debt investments pending application of the proceeds.

The following is a brief description of the notes and the indenture:

Interest and Maturity. The notes bear interest at a rate of 6% per annum and mature on June 15, 2030. Interest is payable on the notes semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2022.

Guarantees. The notes will initially be guaranteed (such guarantees, the “guarantees”) by all of Darling’s subsidiaries that are “restricted subsidiaries” under the indenture (such subsidiaries, the “restricted subsidiaries”), other than foreign subsidiaries, that are borrowers under or that guarantee Darling’s existing secured term loan facilities and secured revolving credit facility (collectively, the “senior secured facilities”). In the future, the notes will be guaranteed by Darling’s restricted subsidiaries, other than foreign subsidiaries, receivables entities and certain other subsidiaries, that are borrowers under or that guarantee the senior secured facilities or, if the senior secured facilities are not outstanding, that incur certain other indebtedness. The guarantee of any guarantor of the notes (each, a “guarantor”) may be released under circumstances specified in the indenture.

Ranking. The notes and the guarantees are senior unsecured obligations of Darling and the guarantors, rank equally in right of payment with all of Darling’s and the guarantors’ existing and future senior unsecured indebtedness, and rank senior in right of payment with all of Darling’s and the guarantors’ future subordinated indebtedness. The notes and the guarantees are effectively junior to all of Darling’s and the guarantors’ existing and future secured indebtedness, including indebtedness under the senior secured facilities, to the extent of the value of the assets securing such indebtedness. The notes and the guarantees are structurally junior to all existing and future indebtedness and other liabilities (including trade payables, accrued expenses and capital lease obligations) of all subsidiaries of Darling (and each subsidiary of a guarantor) that do not guarantee the notes, including current and future foreign subsidiaries that are borrowers under or that guarantee the senior secured facilities but not the notes.

Optional Redemption. Darling may redeem the notes, in whole but not in part, at any time prior to June 15, 2025, at a redemption price equal to 100% of the principal amount thereof, plus a “make whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The “make whole” premium is calculated, with respect to any note at any redemption date, as the greater of (i) 1.0% of the principal amount of such note and (ii) the excess, if any, of (a) the present value as of such redemption date of (1) the redemption price of such note at June 15, 2025 plus (2) all required remaining interest payments due on such note through June 15, 2025 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the applicable “treasury rate” plus 50 basis points, over (b) the principal amount of such note. On or after June 15, 2025, Darling may redeem all or, from time to time, part of the notes, at the redemption prices set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

Year	Percentage
2025	103.000%
2026	101.500%
2027 and thereafter	100.000%

In addition, at any time prior to June 15, 2025, Darling may redeem up to 40% of the original aggregate principal amount of the notes with the net cash proceeds of one or more equity offerings, as described in the indenture, at a redemption price equal to 106% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Mandatory Redemption. Other than in connection with a change of control repurchase event, as described in the indenture, Darling will not be required to make mandatory redemption or sinking fund payments with respect to the notes.

Open Market Purchases. Darling and its affiliates may acquire notes by means other than a redemption including by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the indenture.

Covenants. The indenture will not limit the ability of Darling or its restricted subsidiaries to incur unsecured indebtedness, pay dividends or make other distributions, repurchase capital stock or make investments. The indenture contains covenants limiting the ability of Darling and its restricted subsidiaries to (i) grant liens to secure indebtedness, and (ii) merge with or into other companies or otherwise dispose of all or substantially all of Darling’s assets. In addition, the indenture contains a covenant requiring Darling’s non-guarantor subsidiaries to guarantee the notes if they incur or guarantee certain other indebtedness. These covenants are subject to exceptions and qualifications as set forth in the indenture.

Events of Default. The indenture provides for customary events of default (subject in certain cases to grace, notice and cure periods) which include non-payment of principal or interest when due, breach of covenants or other agreements in the indenture, defaults in payment of certain other indebtedness and certain events of bankruptcy or insolvency. Subject to certain exceptions, if an event of default occurs, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare the principal of, premium, if any, and accrued but unpaid interest, if any, on all of the notes to be due and payable immediately. Such amounts will be automatically due and payable for certain bankruptcy and insolvency events of default.

No Registration Rights or Listing. The notes and related guarantees do not have the benefit of any registration rights and will not be listed on any securities exchange or automated quotation system. The notes and related guarantees have not been, and will not be, registered under the Securities Act of 1933, as amended or any state securities laws.

The summary set forth above is not complete and is qualified in its entirety by reference to the full text of the indenture attached hereto as Exhibit 4.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Unsecured Senior Notes. The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

Closing of Private Offering of Unsecured Senior Notes. On June 9, 2022, Darling issued a press release announcing the closing of its private offering of $750 million in aggregate principal amount of its 6% unsecured senior notes due 2030. A copy of the press release announcing the closing of the offering is attached hereto as Exhibit 99.1.

The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to purchase any of the notes or any other securities.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

4.1	Senior Notes Indenture, dated as of June 9, 2022, by and among Darling, as issuer, the guarantors party thereto from time to time, as guarantors, and Truist Bank, as trustee.

4.2	Form of 6% Senior Notes due 2030 (included in Exhibit 4.1).

99.1	Press Release dated June 9, 2022, announcing the closing of a private offering of $750 million unsecured senior notes by Darling.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: June 9, 2022	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President, General Counsel

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